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EXHIBIT 99.1

NEWS RELEASE

FOR INFORMATION CONTACT:
David P. Tusa, Senior Vice President and Chief Financial Officer
210.302-0410
david.tusa@newcenturyequity.com

OCTOBER 29, 2001


    NEW CENTURY EQUITY HOLDINGS CORP. ANNOUNCES MERGER OF FIDATA, INC.
                           INTO MICROBILT CORPORATION

SAN ANTONIO, TX...New Century Equity Holdings Corp. (Nasdaq: NCEH) today announced the merger of the Company's instant online loan approval services subsidiary, FIData, Inc. of Austin, Texas into privately held Microbilt Corporation ("Microbilt") of Kennesaw, Georgia.

In exchange for 100% of the stock of FIData, Inc., the Company received a nine percent (9%) equity interest in the combined Microbilt/FIData organization. The transaction also includes the assumption, by Microbilt, of all of the liabilities of FIData.

Microbilt is a leader in credit bureau data access and retrieval, providing credit solutions to the financial, leasing, healthcare, insurance, law enforcement, educational and utilities industries.

Commenting on the announcement, Parris H. Holmes, Jr., Chairman and Chief Executive Officer of New Century Equity Holdings Corp., stated, "We are very pleased with the merger of FIData into the Microbilt organization. The merger facilitates significant operating and marketing synergies between the two companies. Furthermore, we believe the combination of the two entities creates a dominant player in the very fragmented online loan approval marketplace."

"MicroBilt is excited to bring more sophisticated lending tools to our customers," said Ken Hill, President of MicroBilt Corporation. "MicroBilt has taken great measures to develop an array of decisioning products and services to lenders that offer convenience and customization that fit their needs and development budgets, which in turn increase their sales pipeline and profitability overall."

ABOUT NEW CENTURY EQUITY HOLDINGS CORP.

New Century Equity Holdings Corp. (Nasdaq: NCEH) is a holding company focused on high growth, technology-based companies and investments. The Company's holdings include its investments in Princeton eCom Corporation, Tanisys Technology, Inc., Coreintellect, Inc., Microbilt Corporation and Sharps Compliance Corp. New Century Equity Holdings Corp. (www.newcenturyequity.com) is the lead investor in Princeton eCom (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions, Tanisys Technology (www.tanisys.com), a developer and marketer of semiconductor testing equipment, and Coreintellect (www.coreintellect.com), a

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developer and marketer of Internet-based solutions that acquire, filter and disseminate business-critical knowledge and information. New Century is also a financial investor in Microbilt Corporation (www.microbilt.com) a leader in credit bureau data access and retrieval which provides credit solutions to the Financial, Leasing, Health Care, Insurance, Law Enforcement, Educational and Utilities industries and Sharps Compliance Corp. (www.sharpsinc.com), a leading provider of cost-effective logistical and training solutions for the healthcare, hospitality and residential markets. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

ABOUT MICROBILT:

MicroBilt, a division of Bristol Investments, Ltd., is a leader in credit bureau data access and retrieval, providing credit solutions to the Financial, Rental or Leasing, Health Care, Insurance, Law Enforcement, Education and Utilities Industries. MicroBilt is certified through and provides interfaces with the three consumer bureaus, Equifax, Experian and Trans Union and the two commercial bureaus, Dun & Bradstreet and Experian Business. Bureau data is available via dedicated terminals, dial-up software, Internet website access (www.creditcommander.com), or through an integrated custom interface utilizing their Software Developers Kit. Private company information along with knowledge-based analytical tools and information services is available through MicroBilt's recent acquisition, Integra Information, Inc. The company also enables web sites to enhance their content offerings by delivering a CreditCommander.com and PrivateCo.com co-branded site to their established online communities. MicroBilt services over 30,000 customers throughout the United States and Canada. Formerly a First Data Corporation subsidiary, MicroBilt Corporation, maintains offices in Georgia and New Jersey. For more information, contact MicroBilt Corporation, 1640 Airport Road, Suite 115, Kennesaw, GA 30144. Telephone: 1-800-884-4747. Or visit their website at www.microbilt.com.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.